POWER OF ATTORNEY


	I, Marie-Dominique Ortiz-Landazabal, hereby authorize and designate:
--Monica M. Gaudiosi, Vice President, General Counsel and Secretary --Jessica A. Milner, Chief Securities and Governance Counsel and Assistant Secretary
--Pamela A. Meredith, Counsel
--Jean M. Jones, Sr. Paralegal

each of whom may act individually to execute, acknowledge and file in my name and as my attorney-in-fact a Form 3, Initial Statement of Beneficial Ownership of Securities, Forms 4, Statements of Changes in Beneficial Ownership, and Forms 5, Annual Statements of Changes in Beneficial Ownership, or any successor reporting forms with the United States Securities and Exchange Commission (the "SEC") for the purpose of complying with Section 16 of the Securities Exchange Act of 1934, as amended (the "Act") and the rules and regulations thereunder with respect to my position with UGI Corporation and its affiliates. The duration of this authorization shall be coextensive with my reporting obligations as a present or former executive officer of UGI Corporation and its affiliates under Section 16 of the Act.


		                /s/ Marie-Dominique Ortiz-Landazabal
Date:  12-7-15		        Name:  Marie-Dominique Ortiz-Landazabal


STATE OF Pennsylvania

COUNTY OF Montgomery


	On this 7th day of December, 2015, Marie-Dominique Ortiz-Landazabal personally appeared before me, and acknowledged that she executed the foregoing instrument for the purposes therein contained.

	IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/ Carol A. Gorman
Notary Public
My Commission Expires: May 6, 2019